Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To:  YDI Wireless, Inc.

         We consent to the inclusion in this Registration Statement on Form S-4 and the Proxy Statement/Prospectus of our reports dated January 23, 2004 relating to the consolidated financial statements and financial statement schedule of YDI Wireless, Inc. for the year ended December 31, 2003.

         We also consent to the reference as Experts in the Registration Statement.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Bethesda, Maryland
March 1, 2004